Exhibit 10.2

AMENDMENT TO SPONSOR AGREEMENT

THIS AMENDMENT (this “Amendment”) to the Sponsor Agreement, dated as of July 17, 2024, by and between 21Shares US LLC, a Delaware limited liability company (the “Sponsor”) and 21Shares Ethereum ETF (the “Trust” and such agreement, the “Sponsor Agreement”), is made as of October 8, 2025 (the “Effective Date”) by and between the Sponsor and the Trust.

WHEREAS, reference is made to the Sponsor Agreement; and

WHEREAS, the parties hereto desire to amend certain provisions of the Sponsor Agreement as more particularly described below.

NOW, THEREFORE, in consideration of the foregoing, the Sponsor Agreement is hereby amended as follows:

1. Paragraph 7 is amended to the below:

7. Sponsor’s Compensation. The Trust shall pay to Sponsor a fee as described in Schedule A that is attached hereto and made a part hereof. Such fee shall be computed daily and paid not less than weekly in arrears by the Trust. No other compensation is paid to the Sponsor by the Trust. Sponsor’s compensation is paid in consideration of Sponsor’s (i) services under this Agreement and the Trust Agreement and (ii) the payment by Sponsor of the Trust expenses described in paragraph 8 below. The Sponsor may, in its sole discretion, voluntarily waive all or a portion of the fee it receives from the Trust. As partial consideration for arranging for the staking of the Trust’s ether pursuant to Section 6.7(a)(v) of the Trust Agreement, the Sponsor may in its sole and absolute discretion provide or arrange for additional compensation which shall be based on the rewards, income or proceeds generated from such staking activities. The Sponsor may amend, modify, waive, defer or cancel such arrangements from time to time in its sole and absolute discretion.

2. In addition, the below is added to Schedule A:

The Trust will pay to the Sponsor, as partial consideration for the Sponsor arranging for the staking of the Trust’s ether, a percentage of the staking rewards generated by the Trust’s staking program in accordance with the following fee schedule:

Rate
21Shares Ethereum ETF	25%

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IN WITNESS WHEREOF, this Amendment is hereby adopted as of the Effective Date.

21Shares Ethereum ETF

By:	21Shares US LLC, as Sponsor to the Trust

	By:	/s/ Duncan Moir
	Name:	Duncan Moir
	Title:	President

21Shares US LLC

By:	/s/ Duncan Moir
Name:	Duncan Moir
Title:	President

[Signature Page to Amendment to Sponsor Agreement]